As filed with the Securities and Exchange Commission on December 19, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COBIZ INC.

(Exact name of registrant as specified in its charter)

Colorado	6021	84-0826324
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

821 Seventeenth Street
Denver, Colorado  80202
(303) 293-2265

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven Bangert
Chairman of the Board and Chief Executive Officer
CoBiz Inc.
821 Seventeenth Street
Denver, Colorado  80202
(303) 293-2265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew L. Blair, Jr., Esq.
Jeffrey R. Kesselman, Esq.
Sherman & Howard L.L.C.
633 Seventeenth Street, Suite 3000
Denver, Colorado  80202
(303) 297-2900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)		Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Primary Offering:
Common Stock(4)	—	—		—	—
Preferred Stock(5)	—	—		—	—
Depositary Shares(5)	—	—		—	—
Debt Securities(6)	—	—		—	—
Warrants(7)	—	—		—	—
Total for sale by registrant	$100,000,000	100%		$100,000,000	$10.700
Secondary Offering:(8)
Common Stock	2,000,000 shares	$22.22	(9)	$44,440,000	$4,755.08
Total				$144,440,000	$15,455.08	(10)

(1)                 Pursuant to General instruction II(D) of Form S-3, such indeterminate number of shares or principal amount of common stock, preferred stock, depository shares and debt securities not to exceed $100,000,000 maximum aggregate offering price exclusive of accrued interest and dividends, if any. The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.

(2)                 Estimated solely for purposes of computing the registration fee and exclusive of accrued interest and dividends, if any.

(3)                 The registration fee for the primary offering has been calculated in accordance with Rule 457(o) under the Securities Act.

(4)                 Such indeterminate number of shares of common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock.

(5)                 Such indeterminate number of shares of preferred stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for preferred stock. In the event registrant elects to offer to the public fractional interests in its shares of preferred stock registered hereunder, depository shares, evidenced by depository receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing fractional interests and the shares of preferred stock will be issued to the depository under any such agreement.

(6)                 Such indeterminate amount of debt securities as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for debt securities.

(7)                 Warrants may be sold separately or together with debt securities, preferred stock, common stock, or depositary shares. Includes an indeterminate number of debt securities, shares of preferred stock, shares of common stock or depositary shares to be issuable upon the exercise of warrants for such securities.

(8)                 Up to 2,000,000 shares of our common stock may be sold from time to time pursuant to this Registration Statement by selling shareholders.

(9)                 Estimated solely for the purpose of determining the registration fee on the basis of the average of the high and low sales prices of our common stock on the Nasdaq Global Select Market on December 18, 2006.

(10)             Pursuant to Rule 457(p) under the Securities Act of 1933, the $11,770 remaining of the filing fees previously paid with respect to unsold securities that were registered pursuant to a Registration Statement on Form S-3 (No. 333-129411) filed by the registrant on November 2, 2005 is being carried forward to this filing. The remaining $3,685.08 of the registration fee has been paid with this filing.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated December 19, 2006

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders described in this prospectus may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$100,000,000
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Offered By

2,000,000 Shares of Common Stock
Offered By
Selling Shareholders

We may offer from time to time common stock, preferred stock, depository shares, debt securities (which may be senior or subordinated debt securities) and warrants. The selling shareholders described in this prospectus may offer from time to time up to 2,000,000 shares of common stock. This prospectus describes the general terms of these securities and the general manner in which we and the selling shareholders will offer the securities. The aggregate initial offering price of all securities we sell under this prospectus will not exceed $100,000,000.

The specific terms of any securities we or the selling shareholders offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we or the selling shareholders will offer the securities and will include the identities of any selling shareholders.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “COBZ.”

You should read this prospectus and any prospectus supplement carefully before you purchase any of our securities.

For a discussion of certain factors that should be considered before investing in our securities, you should carefully review ‘‘Risk Factors’’ beginning on page 3 and in the documents we file with the Securities and Exchange Commission that are incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is a crime to make any representation to the contrary.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

We and the selling shareholders may sell securities directly to you, through agents selected by us or the selling shareholders, or through underwriters and dealers selected by us or the selling shareholders. If agents, underwriters or dealers are used to sell the securities, they will be named and their compensation will be described in a prospectus supplement. Our net proceeds from securities sales that we make will be the initial public offering price minus any applicable underwriter’s discount, agent’s commission, and other offering expenses. We will not receive any of the proceeds from sales of common stock made by the selling shareholders.

This prospectus is dated December 19, 2006.

ABOUT THIS PROSPECTUS

References in this prospectus to “CoBiz,” “we,” “us” or “our” refer to CoBiz Inc. and its direct and indirect subsidiaries, unless the context otherwise requires.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, we may sell any combination of common stock, preferred stock, depositary shares, debt securities or warrants in one or more offerings and the selling shareholders described in this prospectus may offer shares of common stock in one or more offerings. The selling shareholders described in this prospectus may offer from time to time up to 2,000,000 shares of common stock. The aggregate initial offering price of all securities we sell under this prospectus will not exceed $100,000,000.

This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we or the selling shareholders offer securities, we or the selling shareholders will provide a prospectus supplement that will contain specific information about the terms of that offering. We or the selling shareholders may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents incorporated by reference into this prospectus. To the extent that any statement that is made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information About CoBiz” before you invest in our securities.

WHERE YOU CAN FIND MORE INFORMATION ABOUT COBIZ

We file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 S. Street N.E., Washington, D.C. 20549. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov and on our website at http://www.cobizinc.com. We have included the SEC’s web address and our web address as inactive textual references only. Information on those websites is not part of this prospectus.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, or the Securities Act. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

In addition, you may read our SEC filings at the offices of the Nasdaq Global Select Market which is located at 1735 K Street, N.W., Washington, D.C. 20006. Our SEC filings are available at the Nasdaq Global Select Market because our common stock is listed on the Nasdaq Global Select Market.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to ‘‘incorporate by reference’’ into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file with the SEC will automatically update and supersede the information in this prospectus.

We are incorporating by reference the following documents that we have previously filed with the SEC:

•       our Annual Report on Form 10-K for the year ended December 31, 2005;

•       our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•       our Current Reports on Form 8-K filed on January 20, 2006 (relating to a Form 8-K, Item 5.02 disclosure), March 20, 2006, May 12, 2006, December 14, 2006 and December 18, 2006; and

•       the description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on June 11, 1998 under the Securities Exchange Act of 1934, or the Exchange Act, and any subsequent amendments and reports filed to update such description.

We are also incorporating by reference into this prospectus all of our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K and any related exhibits which are not deemed filed and are not incorporated by reference herein.

You may obtain a copy of any of our filings that are incorporated by reference, at no cost, by writing to or telephoning us at the following address:

CoBiz Inc.
821 Seventeenth Street
Denver, Colorado 80202
Attention: Lyne Andrich, Executive Vice President and Chief Financial Officer
Telephone: (303) 293-2265

You should rely only on the information provided in this prospectus or incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the first page of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information about our company and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

CoBiz Inc.

CoBiz is a financial holding company headquartered in Denver, Colorado. We operate Colorado Business Bank and Arizona Business Bank under the federal charter CoBiz Bank, N.A., which are full-service commercial banks that offer a broad range of banking services—including credit, treasury management, investment and deposit products—to a targeted customer base of professionals and small to medium-sized businesses. We also offer trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance, Inc.; investment banking services through Green Manning & Bunch, Ltd.; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group, LLC; and employee and executive benefits consulting and wealth transfer services through Financial Designs, Ltd.

Our executive offices are located at 821 Seventeenth Street, Denver, Colorado 80202, and our telephone number is (303) 293-2265.

Recent Developments

For recent developments regarding CoBiz, we refer you to our most recent and future filings under the Exchange Act and any prospectus supplements.

You should read the entire prospectus and the documents incorporated by reference into this prospectus, including the risk factors, financial data and related notes, before making an investment decision.

The Securities We May Offer

We may use this prospectus to offer up to $100,000,000 aggregate amount of securities in one or more offerings. The selling shareholders described in this prospectus may offer from time to time up to 2,000,000 shares of common stock. A prospectus supplement, which we or the shareholders will provide each time securities are offered, will describe the amounts, prices and detailed terms of the securities, the specific identities of the selling shareholders and may describe risks associated with an investment in the securities in addition to those described in “Risk Factors.” We or the selling shareholders will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities.

We or the selling shareholders may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the selling shareholders directly or through dealers or agents designated from time to time. If we or the selling shareholders, directly or through agents, solicit offers to purchase the securities, we or the selling shareholders reserve the sole right to accept and, together with our agents or the agents of the selling shareholders, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

Common Stock

We or the selling shareholders may sell our common stock, $.01 par value per share. In a prospectus supplement, we or the selling shareholders will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock, $.01 par value per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Warrants

We may sell warrants to purchase our debt securities, shares of common stock, shares of our preferred stock or our depositary shares. In a prospectus supplement, we will inform you of the exercise price and any other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks associated with investing in CoBiz, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus or any prospectus supplement or incorporated by reference into this prospectus or any prospectus supplement before you decide to purchase our securities. If any of the events described in the following risks or in the other information included in this prospectus or any prospectus supplement or incorporated by reference into this prospectus or any prospectus supplement actually occur, our business, financial condition and operating results could be materially adversely affected, and you could lose all or part of your investment.

Changes in economic conditions may cause us to incur loan losses.

The inability of borrowers to repay loans can erode our earnings and capital. Our loan portfolio is somewhat less diversified than that of a traditional community bank because it includes a higher concentration of larger commercial loans. Substantially all of our loans are to businesses and individuals in the Denver and Phoenix metropolitan areas, and any economic decline in these market areas could result in increased delinquencies, problem assets and foreclosures, reduced collateral value and reduced demand for loans and other products and services and, accordingly, could impact us adversely.

Our allowance for loan losses may not be adequate to cover actual loan losses.

As a lender, we are exposed to the risk that our customers will be unable to repay their loans according to their terms and that any collateral securing the payment of their loans may not be sufficient to assure repayment. Credit losses are inherent in the lending business and could have a material adverse effect on our operating results. We make various assumptions and judgments about the collectibility of our loan portfolio and provide an allowance for potential losses based on a number of factors. If our assumptions are wrong, our allowance for loan losses may not be sufficient to cover our losses, thereby having an adverse effect on our operating results, and may cause us to increase the allowance in the future. In addition, although our level of delinquencies historically has been low, we have been increasing and expect to continue to increase the number and amount of loans we originate and we cannot assure you that we will not experience an increase in delinquencies and losses as these loans continue to age, particularly if the economic conditions in Colorado and Arizona deteriorate. The actual amount of future provisions for loan losses cannot now be determined and may exceed the amounts of past provisions. Additions to our allowance for loan losses would decrease our net income.

Our commercial and construction loans are subject to various lending risks depending on the nature of the borrower’s business, its cash flow and our collateral.

Our commercial real estate loans involve higher principal amounts than other loans, and repayment of these loans may be dependent on factors outside our control or the control of our borrowers. Commercial real estate lending typically involves higher loan principal amounts, and the repayment of these loans generally is dependent, in large part, on sufficient income from the properties securing the loans to cover operating expenses and debt service. Rental income may not rise sufficiently over time to meet increases in the loan rate at repricing or increases in operating expenses, such as utilities and taxes. As a result, impaired loans may be more difficult to identify without some seasoning. Because payments on loans secured by commercial real estate often depend upon the successful operation and management of the properties, repayment of such loans may be affected by factors outside the borrower’s control, such as adverse conditions in the real estate market or the economy or changes in government regulation. If the cash flow from the property is reduced, the borrower’s ability to repay the loan and the value of the security for the loan may be impaired.

Repayment of our commercial loans is often dependent on cash flow of the borrower, which may be unpredictable, and collateral securing these loans may fluctuate in value. Our commercial loans are primarily made based on the cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. Most often, this collateral is accounts receivable, inventory, equipment or real estate. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers. Other collateral securing loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.

Our construction loans are based upon estimates of costs to construct and value associated with the completed project. These estimates may be inaccurate. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. As a result, construction loans often involve the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project and the ability of the borrower to sell or lease the property, rather than the ability of the borrower or guarantor to repay principal and interest. Delays in completing the project may arise from labor problems, material shortages and other unpredictable contingencies. If the estimate of construction costs is inaccurate, we may be required to advance additional funds to complete construction. If our appraisal of the value of the completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project.

Our consumer loans generally have a higher risk of default than our other loans.

Consumer loans entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by rapidly depreciating assets. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of damage, loss or depreciation. The remaining deficiency often does not warrant further collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower’s continuing financial stability, and thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various Federal and state laws, including Federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

A majority of our loans are secured by real estate. This concentration could hurt our business, including as a result of a downturn in our real estate markets.

A downturn in our real estate markets could hurt our business because a majority of our loans are secured by real estate. Real estate values and real estate markets are generally affected by changes in national, regional or local economic conditions, fluctuations in interest rates and the availability of loans to potential purchasers, changes in tax laws and other governmental statutes, regulations and policies and acts of nature. If real estate prices decline, the value of real estate collateral securing our loans could be reduced. Our ability to recover on defaulted loans by foreclosing and selling the real estate collateral would then be diminished and we would be more likely to suffer losses on defaulted loans. As of September 30, 2006, approximately 69% of the book value of our loan portfolio consisted of loans collateralized by various types of real estate. Substantially all of our real property collateral is located in Arizona and Colorado. Any such downturn could have a material adverse effect on our business, financial condition and results of operations.

Recent supervisory guidance on commercial real estate concentrations could restrict our activities and impose financial requirements or limitations on the conduct of our business.

The Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, and the Federal Deposit Insurance Corporation recently finalized joint supervisory guidance on sound risk management practices for concentrations in commercial real estate lending. The guidance is intended to help ensure that institutions pursuing a significant commercial real estate lending strategy remain healthy and profitable while continuing to serve the credit needs of their communities. The agencies are concerned that rising commercial real estate loan concentrations may expose institutions to unanticipated earnings and capital volatility in the event of adverse changes in commercial real estate markets. The guidance reinforces and enhances existing regulations and guidelines for safe and sound real estate lending. The guidance provides supervisory criteria, including numerical indicators to assist in identifying institutions with potentially significant commercial real estate loan concentrations that may warrant greater supervisory scrutiny. The guidance does not limit banks’ commercial real estate lending, but rather guides institutions in developing risk management practices and levels of capital that are commensurate with the level and nature of their commercial real estate concentrations. The lending and risk management practices will be taken into account in supervisory evaluation of capital adequacy.

Our commercial real estate portfolio as of September 30, 2006 meets the definition of commercial real estate concentration as set forth in the final guidelines. If our risk management practices are found to be deficient, it could result in increased reserves and capital costs.

To the extent that any of the real estate securing our loans becomes subject to environmental liabilities, the value of our collateral will be diminished.

In certain situations, under various federal, state and local environmental laws, ordinances and regulations and the common law, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property or damage to property or personal injury. Such laws may impose liability whether or not the owner or operator was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures by one or more of our borrowers. Such laws may be amended so as to require compliance with stringent standards which could require one or more of our borrowers to make unexpected expenditures, some of which could be substantial. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. One or more of our borrowers may be responsible for such costs which would diminish the value of our collateral. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could be substantial and require a material portion of the cash flow of one or more of our borrowers, which would diminish the ability of any such borrowers to repay our loans.

We may experience difficulties in managing our growth.

As part of our strategy, we may expand into additional communities or attempt to strengthen our position in our current markets by undertaking additional de novo branch openings or new bank formations. We believe that it may take up to eighteen months for new banking facilities to first achieve operational profitability, due to the impact of overhead expenses and the start-up phase of generating loans and deposits. To the extent that we undertake growth initiatives, we are likely to continue to experience the effects of higher operating expenses relative to operating income from the new operations, which may have an adverse effect on our levels of reported net income, return on average equity and return on average assets.

In addition, we may acquire financial institutions and related businesses that we believe provide a strategic fit with our business. To the extent that we grow through acquisitions, we cannot assure you that we will be able to adequately and profitably manage such growth. Acquiring other financial institutions and businesses involves risks commonly associated with acquisitions, including:

•       potential exposure to unknown or contingent liabilities of financial institutions and other businesses we acquire;

•       exposure to potential asset quality issues of the acquired banks or businesses;

•       difficulty and expense of integrating the operations and personnel of banks and businesses we acquire;

•       potential disruption to our business;

•       potential diversion of our management’s time and attention; and

•       the possible loss of key employees and customers of the banks and businesses we acquire.

We rely heavily on our management, and the loss of any of our senior officers may adversely affect our operations.

Consistent with our policy of focusing growth initiatives on the recruitment of qualified personnel, we are highly dependent on the continued services of a small number of our executive officers and key employees. The loss of the services of any of these individuals could adversely affect our business, financial condition, results of operations and cash flows. The failure to recruit and retain key personnel could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Changes in interest rates may affect our profitability.

Our profitability is in part a function of the spread between the interest rates earned on investments and loans and the interest rates paid on deposits and other interest-bearing liabilities. Our net interest spread and margin will be affected by general economic conditions and other factors, including fiscal and monetary policies of the federal government, that influence market interest rates and our ability to respond to changes in such rates. At any given time, our assets and liabilities will be such that they are affected differently by a change in interest rates. As a result, an increase or decrease in rates, the length of loan terms or the mix of adjustable and fixed rate loans in our portfolio could have a positive or negative effect on our net income, capital and liquidity. We have traditionally managed our assets and liabilities in such a way that we have a positive interest rate gap. As a general rule, banks with positive interest rate gaps are more likely to be susceptible to declines in net interest income in periods of falling interest rates and are more likely to experience increases in net interest income in periods of rising interest rates. In addition, an increase in interest rates may adversely affect the ability of some borrowers to pay the interest on and principal of their loans.

Our ability to grow is substantially dependent upon our ability to increase our deposits.

Our primary source of funding growth is through deposit accumulation. Our ability to attract deposits is significantly influenced by general economic conditions, changes in money market rates, prevailing interest rates and competition. If we are not successful in increasing our current deposit base to a level commensurate with our funding needs, we may have to seek alternative higher cost wholesale financing sources or curtail our growth.

Our business and financial condition may be adversely affected by competition.

The banking business in the Denver and Phoenix metropolitan areas is highly competitive and is currently dominated by a number of large regional financial institutions. In addition to these regional banks, there are a number of smaller commercial banks that operate in these areas. We compete for loans and deposits with banks, savings and loan associations, finance companies, credit unions and mortgage bankers. In addition to traditional financial institutions, we also compete for loans with brokerage and investment banking companies and governmental agencies that make available low cost or guaranteed loans to certain borrowers. Particularly in times of high interest rates, we also face significant competition for deposits from sellers of short-term money market securities and other corporate and government securities.

By virtue of their larger capital bases or affiliation with larger multibank holding companies, many of our competitors have substantially greater capital resources and lending limits than we have and perform other functions that we offer only through correspondents. Interstate banking and unlimited state-wide branch banking are permitted in Colorado and Arizona. As a result, we have experienced, and expect to continue to experience, greater competition in our primary service areas. Our business, financial condition, results of operations and cash flows may be adversely affected by competition, including any increase in competition. Moreover, recently enacted and proposed legislation has focused on expanding the ability of participants in the banking and thrift industries to engage in other lines of business. The enactment of such legislation could put us at a competitive disadvantage because we may not have the capital to participate in other lines of business to the same extent as more highly capitalized financial service holding companies.

We continually encounter technological change, and we may have fewer resources than our competitors to continue to invest in technological improvements.

The financial services industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. We cannot assure you that we will be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.

An interruption in or breach in security of our information systems may result in a loss of customer business.

We rely heavily on communications and information systems to conduct our business. Any failure or interruptions or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposits, servicing or loan origination systems. The occurrence of any failures or interruptions could result in a loss of customer business and have a material adverse effect on our results of operations and financial condition.

We may be required to make capital contributions to the bank if it becomes undercapitalized.

Under federal law, a bank holding company may be required to guarantee a capital plan filed by an undercapitalized bank subsidiary with its primary regulator. If the subsidiary defaults under the plan, the holding company may be required to contribute to the capital of the subsidiary bank in an amount equal to the lesser of 5% of the bank’s assets at the time it became undercapitalized or the amount necessary to bring the bank into compliance with applicable capital standards. Therefore, it is possible that we will be required to contribute capital to our subsidiary bank or any other bank that we may acquire in the event that such bank becomes undercapitalized. If we are required to make such capital contribution at a time when we have other significant capital needs, our business, financial condition, results of operations and cash flows could be adversely affected.

We are subject to significant government regulation, and any regulatory changes may adversely affect us.

The banking industry is heavily regulated under both federal and state law. These regulations are primarily intended to protect customers, not our creditors or shareholders. As a financial holding company, we are also subject to extensive regulation by the Federal Reserve Board, in addition to other regulatory and self-regulatory organizations. Regulations affecting banks and financial services companies undergo continuous change, and we cannot predict the ultimate effect of such changes, which could have a material adverse effect on our profitability or financial condition.

If our internal controls over financial reporting do not comply with the requirements of the Sarbanes-Oxley Act, our business could be adversely affected.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate the effectiveness of our internal controls over financial reporting as of the end of each year, and to include a management report assessing the effectiveness of our internal controls over financial reporting in all annual reports. Section 404 also requires our independent registered public accounting firm to attest to and report on management’s assessment of our internal controls over financial reporting.

Our management, including our CEO and CFO, does not expect that our internal controls over financial reporting will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been or will be detected. These inherent limitations include the realities that judgments in decision making can be faulty and that breakdowns can occur because of simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Although our management has determined and our independent registered public accounting firm has attested that our internal controls over financial reporting were effective as of December 31, 2005, we cannot assure you that we or our independent registered public accounting firm will not identify a material weakness in our internal controls in the future. A material weakness in our internal controls over financial reporting would require management and our independent registered public accounting firm to evaluate our internal controls as ineffective. If our internal controls over financial reporting are not considered adequate, we may experience a loss of public confidence, which could have an adverse effect on our business and our stock price.

We must evaluate whether any portion of our recorded goodwill is impaired. Impairment testing may result in a material, non-cash write-down of our goodwill assets and could have a material adverse impact on our results of operations.

As of September 30, 2006, goodwill represented approximately 1.8% of our total assets. We have recorded goodwill because we paid more for some of our businesses than the fair market value of the tangible and separately measurable intangible net assets of those businesses. Under Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” we must test our goodwill and other intangible assets with indefinite lives for impairment at least annually (or whenever events occur which may indicate possible impairment). Goodwill impairment is determined by comparing the fair value of a reporting unit to its carrying amount, including goodwill.  If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered impaired. If the fair value of the reporting unit is less than the carrying amount, goodwill is considered impaired. We estimate the fair value of our reporting units using market multiples of comparable entities, including recent transactions, or a combination of market multiples and a discounted cash flow methodology. Determining the fair value of a reporting unit requires a high degree of subjective management assumption. Discounted cash flow valuation models are utilized that incorporate such variables as revenue growth rates, expense trends, discount rates and terminal values. Based upon an evaluation of key data and market factors, management selects from a range the specific variables to be incorporated into the valuation model. Any changes in key assumptions about our business and its prospects, changes in market conditions or other externalities, for impairment testing purposes could result in a non-cash impairment charge and such a charge could have a material adverse effect on our consolidated results of operations.

Our fee based businesses are subject to quarterly and annual volatility in their revenues and earnings.

Our fee based businesses have historically experienced, and are likely to continue to experience, quarterly and annual volatility in revenues and earnings. With respect to our investment banking services segment, Green Manning & Bunch Ltd., the delay in the initiation or the termination of a major new client engagement, or any changes in the anticipated closing date of client transactions can directly affect revenues and earnings for a particular quarter or year. With respect to our insurance segment, CoBiz Insurance, Inc. and Financial Designs, Ltd., our revenues and earnings also can experience quarterly and annual volatility, depending on the timing of the initiation or termination of a major new client engagement. In addition, a substantial portion of the revenues and earnings of our insurance segment are often generated during our fourth quarter as many of their clients seek to finalize their wealth transfer and estate plans by year end. With respect to our investment advisory business, Alexander Capital Management Group, LLC, our revenues and earnings are dependent exclusively on the value of our assets under management, which in turn are heavily dependent upon general conditions in debt and equity markets. Any significant volatility in debt or equity markets are likely to directly affect revenues and earnings of Alexander Capital Management Group, LLC for a particular quarter or year.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included or incorporated by reference in this prospectus or any prospectus supplement, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “except”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurances that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus or any prospectus supplement, including, without limitation, in conjunction with the forward-looking statements included in this prospectus.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of any securities that we make under this prospectus for general corporate purposes, which may include:

•       increase capitalization of the bank to support continued growth of our loan portfolio;

•       reducing or refinancing existing debt;

•       financing of potential investments and acquisitions;

•       capital expenditures;

•       working capital;

•       stock repurchases; and

•       other purposes as described in any prospectus supplement.

Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

We will not receive any proceeds from the sale of any shares of common stock offered by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

	Nine months ended, September 30,	Year ended December 31,
	2006	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges:
Excluding interest on deposits	2.46	3.00	3.98	4.71	3.94	2.96
Including interest on deposits	1.64	1.92	2.47	2.30	1.90	1.54

For the purpose of computing the ratio of earnings to fixed charges, earnings represent income before taxes, minority interests and equity in undistributed earnings of unconsolidated subsidiaries, plus fixed charges. Fixed charges include all interest expense (excluding interest on deposits), one-third of rental expense (which represents an appropriate interest factor), junior subordinated debentures expense and amortization of debt issuance costs. These ratios are presented both including and excluding interest on deposits. For additional information regarding the calculation of the ratio of earnings to fixed charges, please see Exhibit 12 to the registration statement of which this prospectus is a part.

DESCRIPTION OF COMMON STOCK

General.   The following description summarizes the material provisions of our common stock. This description is not complete, and is qualified in its entirety by reference to the provisions of our Amended and Restated Articles of Incorporation, or the articles, and our Amended and Restated Bylaws, or the bylaws, as well as the Colorado Business Corporation Act, or the Act. Our articles and bylaws are, and any amendments to them will be, filed as exhibits to the registration statement of which this prospectus is a part.

Authorized and Outstanding Shares.   We have authorized 50,000,000 shares of common stock, $.01 par value per share, of which 22,681,347 shares were issued and outstanding as of December 11, 2006.

Market.   Our common stock is traded on the Nasdaq Global Select Market under the symbol “COBZ”. All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, validly issued, fully paid and nonassessable.

Voting Rights.   Each holder of our common stock is entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote; shareholders may not cumulate votes for the election of directors.

Dividends.   Subject to the preferences accorded to the holders of outstanding shares of our preferred stock, if any, holders of common stock are entitled to dividends at such times and in such amounts as our board of directors may determine. The payment of dividends is subject to limitations imposed by the Act. Our ability to pay cash dividends in the future largely depends on the amount of cash dividends paid to us by the bank and our other operating subsidiaries. Capital distributions, including dividends, by the bank are subject to federal and state regulatory restrictions tied to the bank’s earnings and capital.

Liquidation; Dissolution.   In the event we dissolve, liquidate or wind-up, after payment of debts and expenses and payment of the liquidation preference, plus any accrued dividends on any outstanding shares of our preferred stock, the holders of common stock will be entitled to receive all of our remaining assets ratably in proportion to the number of shares held by them.

Preemptive Rights.   Holders of shares of  our common stock have no preemptive, subscription, conversion or redemption rights and are not subject to further calls or assessments, or rights of redemption.

Transfer Agent.   The Transfer Agent and Registrar for our Common Stock is Computershare Investor Services.

DESCRIPTION OF PREFERRED STOCK

General.   We have authorized 2,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued and outstanding as of the date of this prospectus. Our board of directors has the authority to (or may direct a board committee to), without approval of the shareholders, issue shares of preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. The shares of preferred stock, when issued and sold, will be validly issued, fully paid and nonassessable.

The number of shares and all of the relative rights, preferences and limitations of the respective series of preferred stock authorized by the board of directors (or a committee established by the board of directors) will be described in the applicable prospectus supplement. The terms of particular series of preferred stock may differ, among other things, in:

•       designation;

•       number of shares that constitute the series;

•       dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

•       dividend periods, or the method of calculating the dividend periods;

•       redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;

•       voting rights;

•       preferences and rights upon liquidation or winding up;

•       whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property;

•       for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock;

•       whether depositary shares representing the preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

•       the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

•       junior to any series of our capital stock expressly stated to be senior to that series of preferred stock;

•       senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock; and

•       on a parity with each other series of preferred stock and all other classes of our capital stock.

Dividends.   If described in the applicable prospectus supplement, we will pay cumulative cash dividends to the holders of preferred stock, when and as declared by the board of directors or the committee, out of funds legally available for payment. The prospectus supplement will detail the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. The board of directors or the committee will fix a record date for the payment of dividends. We will pay dividends on the preferred stock to the holders of record on that record date.

We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.

Unless we have paid the full cumulative dividends on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock ranking junior or on parity with the preferred stock as to dividend payments:

•       declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

•       make other distributions;

•       redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

•       make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Redemption.   The prospectus supplement will indicate whether, and on what terms, shares of any series of preferred stock will be subject to mandatory redemption or sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.

Liquidation Rights.   In the event we liquidate, dissolve or wind up our affairs, the holders of shares of preferred stock will be entitled to receive, out of our assets available for distribution to shareholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends to the date of final distribution, before any distribution is made to holders of:

•       any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

•       our common stock.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our securities ranking senior as to rights upon liquidation, dissolution or winding up. Neither a consolidation or merger in which we participate with or into another corporation nor a merger of another corporation with or into us nor a sale or transfer of all or part of our assets for cash or securities will be considered a liquidation, dissolution or winding up.

If, upon our liquidation, dissolution or winding up, our assets then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of the preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets.

Voting Rights.   Unless otherwise determined by our board of directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares or some multiple of shares of preferred stock, rather than individual shares of preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of preferred stock as described below.

The applicable prospectus supplement will describe the specific terms of any issuance of depositary shares. You should read the particular terms of any depositary shares we offer in any prospectus supplement, together with the more detailed form of deposit agreement, including the form of depositary receipt relating to the depositary shares, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the depositary shares being offered.

General.   The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a bank or trust company we select, with its principal executive office in the United States and a combined capital and surplus of at least $50,000,000, as depositary, which we refer to as the preferred stock depositary, and the holders from time to time of depositary receipts issued under the agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of preferred stock represented by that depositary share, to all the rights and preferences of the preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of preferred stock. Immediately following the issuance of shares of a series of preferred stock, we will deposit those shares with the preferred stock depositary, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends and Other Distributions.   The preferred stock depositary will distribute all cash dividends or other cash distributions received on the related series of preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

If we make a distribution other than in cash, the preferred stock depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the preferred stock depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

Conversion and Exchange.   If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Voting the Preferred Stock.   Upon receiving notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of preferred stock, may instruct the preferred stock depositary how to exercise his or her voting rights. The preferred stock depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting shares of the preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

Redemption of Depositary Shares.   Depositary shares will be redeemed from any proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the series of the preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the preferred stock depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Amendment and Termination of the Deposit Agreement.   We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate after there has been a final distribution on the related series of preferred stock in connection with our liquidation, dissolution or winding up and that distribution has been made to the holders of depositary shares or all of the depositary shares have been redeemed.

Charges of Preferred Stock Depositary.   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the preferred stock depositary in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

Corporate Trust Office of Preferred Stock Depositary.   The preferred stock depositary’s corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. The preferred stock depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Preferred Stock Depositary.   The preferred stock depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Reports to Holders.   We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, and it will forward those reports and communications to the holders of depositary shares.

Inspection by Holders.   Upon request, the preferred stock depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF DEBT SECURITIES

We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, any senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities” in this “Description of the Debt Securities.” This summary refers to both indentures as the “indenture.”

We have summarized the general terms and provisions of the indenture below. The summary is not complete. The form of indenture for senior indebtedness and indenture for subordinated indebtedness have filed as exhibits to the registration statement of which this prospectus is a part and you should read the indentures for provisions that may be important to you. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

General.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We can issue an unlimited amount of debt securities under the indenture. The debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•       the title of the debt securities;

•       the price or prices, expressed as a percentage of the principal amount, at which we will sell the debt securities;

•       whether the debt securities will be senior or subordinated;

•       any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

•       any limit on the aggregate principal amount of the debt securities;

•       the date or dates on which we will pay the principal on the debt securities;

•       the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•       the place or places where principal of, premium and interest on the debt securities will be payable;

•       the terms and conditions upon which we may redeem the debt securities;

•       any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•       the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•       the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•       whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•       the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•       any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•       any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•       any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•       any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

In addition, the indenture does not limit our ability to issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Transfer and Exchange.   Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC”), as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve Board System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. CoBiz, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control.   Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection, such as acceleration, in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants.   We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets.   We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•       we are the surviving corporation or the successor person (if other than CoBiz) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•       immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•       certain other conditions are met.

Events of Default.

Event of default means, with respect to any series of debt securities, any of the following:

•       default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•       default in the payment of principal of or premium on any debt security of that series when due and payable;

•       default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•       default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•       certain events of bankruptcy, insolvency or reorganization of our company; and

•       any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•       that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•       the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver.   We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•       reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•       reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•       reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•       reduce the principal amount of discount securities payable upon acceleration of maturity;

•       make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•       make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•       waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances.

Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•       we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•       any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•       depositing with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•       delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee.   We will pay compensation to the trustee for its services as we and the trustee may agree in writing from time to time. We will also reimburse all reasonable out-of-pocket expenses incurred by the trustee, including compensation and expenses of the trustee’s agents and counsel.

We will indemnify the trustee against liability, loss and expense incurred by it in the performance of its duties under the indenture, except for those incurred as a result of the trustee’s negligence or bad faith.

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities.   Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•       a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•       a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and

•       the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

•       in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•       in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions.

“indebtedness” means:

(1)   all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)   all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)   all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)   all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)   all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6)   all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)   any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)   any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•       indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•       our indebtedness to any of our majority-owned subsidiaries.

Governing Law.   The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares and debt securities. Warrants may be issued separately or together with common stock, preferred stock, depositary shares or debt securities offered by any prospectus supplement and may be attached to or separate from such common stock, preferred stock, depositary shares or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference in the registration statement of which this prospectus forms a part.

This section describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate. The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.

General.   The applicable prospectus supplement will describe the terms of the warrants and applicable warrant agreement, including the following, where applicable:

•       the title of the warrants;

•       the offering price for the warrants, if any;

•       the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;

•       the designation and terms of the debt securities, common stock, preferred stock or depositary shares, if any, purchasable upon exercise of the warrants;

•       the designation and terms of the debt securities, common stock, preferred stock or depositary shares, if any, with which the warrants are issued and the number of warrants issued with each of these securities;

•       the date after which the warrants and any debt securities, common stock, preferred stock or depositary shares, if any, issued with the warrants will be separately transferable;

•       the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;

•       the dates on which the right to exercise the warrants begins and expires;

•       the minimum or maximum amount of the warrants that may be exercised at any one time;

•       whether the warrants represented by warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•       information with respect to any book-entry procedures;

•       the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•       a discussion of certain United States federal income tax considerations;

•       any anti-dilution provisions of the warrants;

•       any redemption or call provisions applicable to the warrants; and

•       any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase preferred stock, depositary shares or common stock, holders of such warrants will not have any rights of holders of the preferred stock, depositary shares or common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock, depositary shares or common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants.   Each warrant will entitle the holder to purchase such principal amount of debt securities or shares of common stock, preferred stock or depositary shares, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock, preferred stock, depositary shares or debt securities, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock, preferred stock, depositary shares or debt securities, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements.   The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

Warrant Adjustments.   Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock, preferred stock or depositary shares covered by, a stock warrant are subject to adjustment in certain events, including:

•       the issuance of a stock dividend to the holders of common stock, preferred stock or depositary shares, respectively;

•       a combination, subdivision or reclassification of common stock, preferred stock or depositary shares, respectively; and

•       any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of CoBiz as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock, preferred stock or depositary shares into which such stock warrants were exercisable immediately prior thereto.

SELLING SHAREHOLDERS

The selling shareholders may offer from time to time up to 2,000,000 shares of common stock. The selling shareholders are directors of CoBiz who were part of a group of private investors that acquired CoBiz (then known as Equitable Bancorporation, Inc.) in September 1994 and certain entities controlled by such directors. The shares of common stock to be sold under this prospectus were either transferred to the selling shareholders as part of that acquisition, or were acquired by the selling shareholders in open market purchases of our common stock following our initial public offering in June 1998 or were acquired through the exercise of options granted pursuant to one or more of our equity incentive plans or granted in connection with the September 1994 acquisition.

The prospectus supplement for any offering of common stock by the selling shareholders will include the following information:

•       the names of the selling shareholders;

•       the nature of any position, office or other material relationship which each selling shareholder has had within the last three years with us or any of our predecessors or affiliates;

•       the number of shares held by each of the selling shareholders before and after the offering;

•       the percentage of our common stock held by each of the selling shareholders before and after the offering; and

•       the number of shares of our common stock offered by each of the selling shareholders.

As an accommodation to the selling shareholders and in order to provide increased market liquidity for our common stock, we have allowed the selling shareholders to include certain of their shares of common stock in this prospectus, subject to their agreement to enter into a registration agreement specifying the terms and conditions for their participation. The registration agreement will provide that the selling shareholders will pay their pro rata portion of all costs and expenses incident to their participation in this registration statement (such as registration fees, printing fees and attorneys’ and accountants’ fees). We do not have any agreements or understandings with the selling shareholders to keep the registration statement to which this prospectus relates effective for any particular duration.

PLAN OF DISTRIBUTION

We may sell our securities and the selling shareholders may sell the shares of common stock from time to time to investors directly or through agents or pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.

We may sell the securities and the selling shareholders may sell the common stock:

•       through one or more underwriters or dealers;

•       directly to purchasers;

•       through agents; and

•       through a combination of any of these methods of sale.

We may distribute the securities and the selling shareholders may distribute the common stock from time to time in one or more transactions at:

•       a fixed price or prices, which may be changed;

•       market prices prevailing at the time of sale;

•       prices related to the prevailing market prices; or

•       negotiated prices.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers or from the selling shareholders or their purchasers as their agents in connection with the sale of the securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation received by them from us or the selling shareholders. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and the selling shareholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

We and the selling shareholders may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

In connection with the offering of certain offered securities, certain persons participating in such offering may engage in transactions that stabilize, maintain or otherwise affect the market prices of such offered securities or our other securities, including stabilizing transactions, syndicate covering transactions and the imposition of penalty bids.

The underwriters, dealers or agents and their associates may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

We have agreed to indemnify the selling shareholders and each of their respective officers, directors, partners, affiliates, agents and legal counsel, and each person controlling such selling shareholders, and each underwriter of securities included in this prospectus, and each officer, director, partner, affiliate, agent and other person who controls any underwriter, against certain liabilities, including liabilities under the Securities Act of 1933. The selling shareholders will agree to indemnify  us, each of our directors and officers, each person who controls us, and each other selling shareholder, and each officer, director, partner, affiliate and agent of and each person controlling such other selling shareholder, against certain liabilities, including liabilities arising under the Securities Act of 1933.

LEGAL MATTERS

The validity of the securities we and the selling shareholders are offering will be passed upon for us by Sherman & Howard L.L.C., Denver, Colorado.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$100,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants

Offered By

2,000,000 Shares of Common Stock

Offered By

Selling Shareholders

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC filing fee.

SEC filing fee		$15,455.08
Nasdaq Global Select Market listing fee	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent fees	$	*
Trustee fee	$	*
Warrant agent fee	$	*
Miscellaneous	$	*
Total	$	*

*                    To be filed by amendment or in a current report on Form 8-K.

Item 15.                 Indemnification of Directors and Officers

The Colorado Business Corporation Act, which is referred to below as the Act, provides that a corporation may indemnify a person against liability incurred in a proceeding to which he or she is made a party because he or she is or was a director of the corporation, if certain standards relating to the person’s conduct (including good faith) are met. The Act obligates a corporation to indemnify a director who has been wholly successful in the defense of a claim, whether on the merits or otherwise. A corporation may advance expenses incurred by a director in connection with such a proceeding before it is finally resolved if, among other things, the director agrees to repay the advance if it is ultimately determined that the director was not entitled to indemnification. Indemnification and advancement of expenses must be authorized in each case after a determination that they are permitted under the Act. That determination may be made by a disinterested majority of the board or a disinterested committee of directors or, in certain cases, by independent legal counsel or a vote of the shareholders. The Act also provides that a corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director and , if the person is not also a director, to such greater extent as may be provided for by its bylaws, action of the board or shareholders or contract. A corporation may not indemnify or advance expenses to a director to a greater extent than is permitted by the Act.

Our articles of incorporation contain an indemnification provision that tracks closely the language of the Act. Accordingly, they authorize us to indemnify and advance expenses to our directors, officers, employees, fiduciaries and agents to the full extent permitted by the Act.

Our bylaws require us to indemnify and advance expenses to our directors to the maximum extent now or hereafter permitted by the Act or any successor law and to indemnify and advance expenses to our officers to the same extent as directors. They also authorize us to indemnify and advance expenses to officers who are not directors and employees, fiduciaries and agents to such greater extent, not inconsistent with the Act, as we may determine by action of the board, contract or otherwise.

We have executed indemnification agreements pursuant to which we agree to indemnify and advance expenses to each of our directors and executive officers to the fullest extent now or hereafter permitted by law. The agreements establish procedures and time limits relating to claims for indemnification or expenses and for making the determination required by the Act to authorize the payment of a claim, including deemed approval of a claim if the Company does not respond within 60 days (subject to extension in certain circumstances). A claim filed under the agreement is presumed to be valid and the Company has the burden of establishing otherwise. If the indemnification provided for in the agreements is not legally available for any reason, we are obligated to contribute to the payment of liabilities and expenses incurred by the indemnitee in such proportion as is appropriate to reflect the relative benefits to us and the indemnitee from the action in question or, if that allocation is not permissible, the relative fault of us and the indemnitee. We are obligated to reimburse the indemnitee for any costs incurred in enforcing the agreement against us.

In addition, our articles of incorporation provide that, to the full extent now or hereafter permitted by Colorado law, our directors will not be liable for monetary damages for breach of their fiduciary duty of care. This provision does not eliminate the directors’ fiduciary duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Colorado law. Further, this provision does not eliminate or limit the liability of a director for breach of his or her duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for certain activities prohibited by Colorado law (relating primarily to the unlawful payment of dividends or repurchase of stock) or for any transaction from which the director derived an improper personal benefit.

CoBiz maintains director’s and officers’ liability insurance with a $20.0 million limit per year.

The selling shareholders will agree to indemnify  us, each of our directors and officers, each person who controls us, and each other selling shareholder, and each officer, director, partner, affiliate and agent of and each person controlling such other selling shareholder, against certain liabilities, including liabilities arising under the Securities Act of 1933.

Item 16.                 Exhibits

(a)   The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Reference
1.1	Form of Underwriting Agreement (Common Stock)*
1.2	Form of Underwriting Agreement (Preferred Stock)*
1.3	Form of Underwriting Agreement (Debt Securities)*
4.1	Form of Senior Debt Securities Indenture (incorporated herein by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, as filed on November 2, 2005)
4.2	Form of Subordinated Debt Securities Indenture (incorporated herein by reference from Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, as filed on November 2, 2005)
4.3	Form of Senior Debt Security (included in Exhibit 4.1)
4.4	Form of Subordinated Debt Security (included in Exhibit 4.2)
4.5	Form of Depositary Agreement*
4.6	Form of Depository Receipt (to be included in Exhibit 4.5, if necessary)
4.7	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference from the Registrant’s Registration Statement on Form SB-2/A, as filed on May 29, 1998)

4.8	Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed on March 23, 2001)
4.9

Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, as filed on August 14, 2002)

4.10

Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as filed on August 8, 2005)

4.11	Amended and Restated Bylaws of the Registrant (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed on December 18, 2006)
4.12	Form of Warrant Agreement (Stock) (including form of warrant)*
4.13	Form of Warrant Agreement (Debt) (including form of warrant)*
4.14	Form of Registration Agreement to be entered into between CoBiz Inc. and the Selling Shareholders described in this Registration Statement.**
5	Opinion of Sherman & Howard L.L.C.**
12	Computation of Ratio of Earnings to Fixed Charges†
23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5)**
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm†
24.1	Powers of Attorney (included on the signature page of this Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1*

*                    To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this Registration Statement.

**             To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this Registration Statement.

†                     Filed herewith.

Item 17.                 Undertakings

(a)           The registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   CoBiz hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of CoBiz’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of CoBiz pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, CoBiz has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CoBiz of expenses incurred or paid by a director, officer or controlling person of CoBiz of expenses incurred or paid by a director, officer or controlling person of CoBiz in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CoBiz will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes that:

(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 19th day of December, 2006.

COBIZ INC.
By	/s/ STEVEN BANGERT
Steven Bangert, Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Steven Bangert, Richard J. Dalton and Lyne B. Andrich, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all amendments (including post-effective amendments to this Registration Statement) and any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933 for the same offering contemplated by this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ STEVEN BANGERT	Chairman of the Board	December 19, 2006
Steven Bangert	and Chief Executive Officer
(Principal Executive Officer)
/s/ JONATHAN C. LORENZ	Vice Chairman of the	December 19, 2006
Jonathan C. Lorenz	Board
/s/ RICHARD J. DALTON	President	December 19, 2006
Richard J. Dalton
/s/ LYNE B. ANDRICH	Executive Vice President and	December 19, 2006
Lyne B. Andrich	Chief Financial Officer
(Principal Financial Officer)
/s/ TROY DUMLAO	Corporate Controller	December 19, 2006
Troy Dumlao	(Principal Accounting Officer)

Signatures	Title	Date
/s/ MICHAEL B. BURGAMY	Director	December 19, 2006
Michael B. Burgamy
/s/ JERRY W. CHAPMAN	Director	December 19, 2006
Jerry W. Chapman
Director
Morgan Gust
/s/ THOMAS M. LONGUST	Director	December 19, 2006
Thomas M. Longust
/s/ EVAN MAKOVSKY	Director	December 19, 2006
Evan Makovsky
/s/ HAROLD F. MOSANKO	Director	December 19, 2006
Harold F. Mosanko
Director
Howard R. Ross
/s/ NOEL N. ROTHMAN	Director	December 19, 2006
Noel N. Rothman
/s/ TIMOTHY J. TRAVIS	Director	December 19, 2006
Timothy J. Travis
/s/ MARY BETH VITALE	Director	December 19, 2006
Mary Beth Vitale
/s/ MARY M. WHITE	Director	December 19, 2006
Mary M. White

EXHIBIT INDEX

Exhibit No.	Reference
1.1	Form of Underwriting Agreement (Common Stock)*
1.2	Form of Underwriting Agreement (Preferred Stock)*
1.3	Form of Underwriting Agreement (Debt Securities)*
4.1	Form of Senior Debt Securities Indenture (incorporated herein by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, as filed on November 2, 2005)
4.2	Form of Subordinated Debt Securities Indenture (incorporated herein by reference from Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, as filed on November 2, 2005)
4.3	Form of Senior Debt Security (included in Exhibit 4.1)
4.4	Form of Subordinated Debt Security (included in Exhibit 4.2)
4.5	Form of Depositary Agreement*
4.6	Form of Depository Receipt (to be included in Exhibit 4.5, if necessary)
4.7	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference from the Registrant’s Registration Statement on Form SB-2/A, as filed on May 29, 1998)
4.8	Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed on March 23, 2001)
4.9

Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, as filed on August 14, 2002)

4.10

Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as filed on August 8, 2005)

4.11	Amended and Restated Bylaws of the Registrant (incorporated herein by reference from the Registrant’s Current Report on Form 8-K, as filed on December 18, 2006)
4.12	Form of Warrant Agreement (Stock) (including form of warrant)*
4.13	Form of Warrant Agreement (Debt) (including form of warrant)*
4.14	Form of Registration Agreement to be entered into between CoBiz Inc. and the Selling Shareholders described in this Registration Statement.**
5	Opinion of Sherman & Howard L.L.C.**
12	Computation of Ratio of Earnings to Fixed Charges†
23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5)**
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm†
24.1	Powers of Attorney (included on the signature page of this Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1*

*                    To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this Registration Statement.

**             To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this Registration Statement.

†                    Filed herewith.